Exhibit 21.1
                                 ALLWASTE, INC.
                      Subsidiaries as of November 29, 1995
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                                                          JURISDICTION OF
                                                          ORGANIZATION                   NAMES UNDER WHICH DOES BUSINESS
                                                         -----------------              ---------------------------------
Ace/Allwaste Environmental Services of Indiana, Inc.      Illinois
Allies Staffing, Inc.                                     Delaware                       Allies Staffing Group, Inc.
All Safety and Supply, Inc.                               Texas
Allwaste Access Services, Inc.                            Colorado
Allwaste Asbestos Abatement, Inc.                         Delaware
Allwaste Asbestos Abatement Holdings, Inc.                Delaware
Allwaste Asbestos Abatement of New England, Inc.          Massachusetts
Allwaste of Canada, Ltd.                                  Ontario, Canada                Allwaste Tank Cleaning of Canada, Ltd.
                                                                                         Sail View Ventures
                                                                                         Caligo
                                                                                         Allwaste Container Services
Allwaste Environmental Services, Inc.                     Delaware
Allwaste Environmental Services/Central Florida, Inc.     Delaware
Allwaste Environmental Services/Chesapeake, Inc.          Maryland                       Allwaste Environmental Services/Delaware
                                                                                           Valley
Allwaste Environmental Services/North Atlantic, Inc.      Delaware
Allwaste Environmental Services/North Central, Inc.       Illinois
Allwaste Environmental Services/North Central, Inc.       Iowa
Allwaste Environmental Services/South Central, Inc.       Colorado
Allwaste Environmental Services/West Coast, Inc.          California                     Allwaste Processing & Services
                                                                                         Cleaning & Pumping Specialists
                                                                                         CPS-Allwaste
                                                                                         Allwaste of Southern California
                                                                                         Allwaste of Northern California
                                                                                         Western/Allwaste
Allwaste Environmental Services of Atlanta, Inc.          Georgia                        Allwaste Services of South Georgia, Inc.
                                                                                         Allwaste/Cartersville, Inc.
Allwaste Environmental Services of Denver, Inc.           Colorado
Allwaste Environmental Services of Louisiana, Inc.        Louisiana                      Roussel Environmental Services, Inc.
Allwaste Environmental Services of Missouri, Inc.         Delaware
Allwaste Environmental Services of Ohio, Inc.             Ohio
Allwaste Environmental Services of Oklahoma, Inc.         Oklahoma
Allwaste Environmental Services of Sarnia, Ltd.           Ontario, Canada
Allwaste Environmental Services of Texas, Inc.            Texas                          Allwaste Dredging Services
                                                                                         Allwaste Services of Tyler
                                                                                         J. King
                                                                                         Allwaste Plant Access Services
                                                                                         Allwaste Scaffold Services
                                                                                         Tex Blast Sandblasting
                                                                                         Enviroganics
                                                                                         Impact
Allwaste Explosive Services, Inc.                         Colorado                       Yenter Environmental Safety Services
                                                                                         Yenter Environmental Services
Allwaste Intermountain Plant Services, Inc.               Delaware
Allwaste/NAL, Inc.                                        Arizona
Allwaste of Hawaii, Ltd.                                  Hawaii                         SmithService  Hawaii
Allwaste Oilfield Services, Inc.                          Louisiana
Allwaste Railcar Cleaning, Inc.                           Delaware
Allwaste Recovery Systems, Inc.                           Georgia                        Allwaste Recovery Systems of Dallas
                                                                                         Allwaste Recovery Systems of Denver
                                                                                         Allwaste Recovery Systems of Baton Rouge
Allwaste Services of Birmingham, Inc.                      Alabama                       Allwaste Services of Decatur, Inc.
Allwaste Services of Charlotte, Inc.                       North Carolina
Allwaste Services of El Paso, Inc.                         Delaware
Allwaste Services of Memphis, Inc.                         Tennessee
Allwaste Services of Mobile, Inc.                          Alabama
Allwaste Services of Savannah, Inc.                        Georgia
Allwaste Services of Virginia, Inc.                        Virginia
Allwaste Servicios Industriales de Control
   Ecologico S.A. de C.V.                                  Mexico
Allwaste Tank Cleaning, Inc.                               Georgia                       Allwaste Container Services, Inc.
                                                                                         Allwaste Tank Services, Inc.
Allwaste Tank Services S.A. de C.V.                        Mexico
Allwaste Transportation and Remediation, Inc.              California
Allwaste/Whiting, Inc.                                     Delaware
ALRC, Inc.                                                 Delaware
ALW Enterprises, Inc.                                      Delaware
APLC, Inc.                                                 Delaware
BEC/Allwaste, Inc.                                         Alabama
Brown Williams Construction, Inc.                          Florida
Bryson Environmental Services, Inc.                        Alabama
Caligo de Mexico, S.A. de C.V.                             Mexico
Caligo, Ltd.                                               Pennsylvania
Caligo Reclamation, Ltd.                                   Ontario, Canada
Caligo Reingungsges m.b.H.                                 Austria
Canadian Cargo Clean, Ltd.                                 Ontario, Canada
Clean America, Inc.                                        Maryland                      Clean America, Inc. of Maryland
                                                                                         Allwaste Mid-Atlantic
CPC Heat Exchanger Services, Inc.                          California
Enviro-Jet Systems, Inc.                                   Ontario, Canada
Honey-Bee Sanitation, Inc.                                 Ontario, Canada               Allwaste Services of Windsor
                                                                                         Allwaste Services of London
Hydrowash Recycling Systems, Inc.                          Texas
Industrial Construction Services Co., Inc.                 Alabama
Industrial Pond Services, Inc.                             Washington
J. D. Meagher/Allwaste, Inc.                               Massachusetts
James & Luther Services, Inc.                              Delaware
Jesco Industrial Services, Inc.                            Kentucky
Madsen-Barr-Allwaste, Inc.                                 Florida
Oil Recycling, Inc.                                        North Dakota
Oneida Asbestos Abatement, Inc.                            Delaware
Oneida Asbestos Removal, Inc.                              New York
Roussel Rental Equipment, Inc.                             Louisiana
770950 Ontario Limited                                     Ontario Canada                Caligo
Southern Scaffold, Inc.                                    Tennessee
Thompson Environmental Management, Inc.                    Delaware
Western Hydro Vac, Inc.                                    Arizona
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